FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2007

VoIP, Inc.
(Exact name of registrant as specified in its charter)

(Texas)	(000-28985)	75-2785941
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

151 So. Wymore Rd., Suite 3000 Altamonte Springs, Suite 32714
(Address of principal execute offices, including zip code)

(407) 389-3232
(Registrant's telephone number, including area code)

Copies to:

Marc Ross, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 18, 2007, pursuant to the terms of a subscription agreement and related agreements, the Company agreed to issue and sell $2,871,601 in secured convertible notes (the “Lockbox Notes”) to a number of institutional investors (the “Investors”), for a net purchase price of $2,497,044 (reflecting a 13.04% original issue discount) in a private placement. $1,550,800 of the Lockbox Notes were issued (representing $1,348,522 of the proceeds before closing costs of $115,427) at the initial closing on December 18, 2007, and $906,279 of those proceeds were used to repay outstanding promissory notes held by and other obligations owed to certain of the Investors. The remaining $1,320,801 of the Lockbox Notes will be issued (representing $1,148,522 of proceeds to be received) in two subsequent closings, as follows: $574,261 of the proceeds on January 18, 2008, and $574,261 of the proceeds on February 18, 2008. The two subsequent closings are conditioned upon the Company’s compliance with all of the terms of the subscription agreement and Lockbox Notes. The Investors will also be issued 16,382,352 shares of series A preferred stock (“Preferred Stock”) with a stated value of $0.50 per share. These preferred shares will be issued proportionate to and in conjunction with the three closings mentioned above.

Pursuant to the related agreements, the Lockbox Notes are secured by a subordinated lien on the Company's assets, are not interest bearing except if in default, and are due by June 18, 2008. In addition, 15% of the Company’s future net financings are required to be used to repay the Lockbox Notes. The Investors may at their election convert all or part of the Lockbox Notes and Preferred Stock into shares of the Company's common stock at the conversion rate of the lesser of: (a) $0.072 per share; or (b) 70% of the Company’s average of the three lowest closing bid prices of its common stock for the 10 days prior to the date an investor converts its Lockbox Note or Preferred Stock. The Investors also received “favored nations” rights such that for future securities offerings by the Company at a price per share less than the above conversion rate, the Investors' Lockbox Note and Preferred Stock conversion rates would be adjusted to the lower offering price.

Also pursuant to the subscription agreement, the Company must obtain shareholder approval for the authorization and reservation of its common stock on behalf of the Investors of not less than 120% of the common shares issuable upon the conversion of the Lockbox Notes and Preferred Stock by April 16, 2008. In addition, the Company is restricted from issuing new debt or equity securities without the approval of the Investors.

Pursuant to a related loan agreement, so long as any Lockbox Notes are outstanding, all of the cash proceeds from this financing, as well as the Company’s cash receipts from operations and proceeds from future financings, are to be deposited into a lockbox account controlled by the Investors. Cash disbursements made from the lockbox account on the Company’s behalf will be directed by the Investors at their sole discretion.

The Company and its CEO also entered into a lockup agreement and personal guaranty, which are included as exhibits to this Current Report.

Following the close of the above described transactions, the Company had 14,936,947 shares of its common stock issued and outstanding.

We claim an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, these transactions did not involve a public offering, the Investors were accredited investors and/or qualified institutional buyers, the Investors had access to information about us and their investment, the Investors took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

The foregoing description of the subscription agreement and related documents does not purport to be complete and is qualified in its entirety by reference to these agreements which are attached as exhibits to this Current Report and are incorporated into this Item by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION

See Item 1.01 above.

ITEM 2.04	TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

A number of the Company’s existing financing agreements contain “favored nations” pricing provisions such that for future securities offerings by the Company at a price per share less than the contractual common stock conversion or warrant exercise rates, those investors' conversion or exercise rates would be adjusted to the lower offering price. As such, their applicable common stock conversion rates and warrant exercise prices were effectively reduced to $0.072 per share as a result of recent note conversions. The effect of the financing transactions described in Item 1.01 above was to increase the number of fully diluted shares of the Company’s common stock from approximately 448 million shares, to a total of approximately 615 million common shares. The issuance of the common stock is subject to the Company’s obtaining shareholder approval to authorize either an increase of the number of its authorized shares of common stock, or a reverse split of its common shares, to enable the Company to issue the shares of common stock upon conversion by the investors. The Company incorporates by reference its Form 10-Q filed on November 14, 2007 concerning the price ratchet effect on the derivative securities previously issued that have “favored nations” provisions.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 above.

ITEM 8.01	OTHER EVENTS

See Item 1.01 above.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

10.1 – Form of Subscription Agreement dated December 18, 2007

10.2 – Form of Secured Convertible Note dated December 18, 2007

10.3 – Preferred Stock Certificate of Designations

10.4 – Form of Loan (Lockbox) Agreement dated December 18, 2007

10.5 – Form of Lockbox Escrow Agreement dated December 18, 2007

10.6 – Form of Intercreditor, Subordination, Waiver and Amendment Agreement dated December 18, 2007

10.7– Lockup Agreement with Anthony Cataldo dated December 18, 2007

10.8– Personal Guaranty by Anthony Cataldo dated December 18, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VoIP, INC. (Registrant)

Date: December 21, 2007	By:	/s/ Robert Staats Robert Staats
Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number

10.1 – Form of Subscription Agreement dated December 18, 2007

10.2 – Form of Secured Convertible Note dated December 18, 2007

10.3 – Preferred Stock Certificate of Designations

10.4 – Form of Loan (Lockbox) Agreement dated December 18, 2007

10.5 – Form of Lockbox Escrow Agreement dated December 18, 2007

10.6 – Form of Intercreditor, Subordination, Waiver and Amendment Agreement dated December 18, 2007

10.7–  Lockup Agreement with Anthony Cataldo dated December 18, 2007

10.8– Personal Guaranty by Anthony Cataldo dated December 18, 2007